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                                                                    EXHIBIT 10.1

                                  OFFICE LEASE

    TIPPMANN PROPERTIES INC., as agent for JOHN V. TIPPMANN, SR. ("Lessor"), in consideration of the rent herein reserved and the covenants to be performed by TOWER FINANCIAL CORPORATION ("Lessee"), does hereby grant, demise, and lease to Lessee the premises described in Section 1 upon the following terms and conditions:

    1. Leased Premises. That the Lessor, for and in consideration of the payment of the rentals and the performance of the covenants and agreements hereinafter contained, does hereby demise and lease unto the Lessee, and the Lessee does hereby rent and take from the Lessor, the "Leased Premises" known as Suite 100 containing approximately 13,891 useable square feet in the building known as Lincoln Tower and located at 116 E. Berry St, Fort Wayne, Indiana (hereinafter referred as "Leased Premises").The Leased Premises shall, however, be deemed to include the following additional areas and/or facilities in, adjacent to, or to be used in connection with the Building and Leased Premises (hereinafter the "Additional Facilities"):

    (a) The safe deposit facilities, including (but not limited to) the walk-in vault, lobby, reception areas, containing approximately 1,158 Square Feet and access to the common areas adjacent thereto on the lower level, the stairway and elevator egress from and to the main Building lobby. Further delineated on the floor plan attached hereto as EXHIBIT "C". Rent for this area shall be abated for 1 year. At the end of said 1 year period, Lessee shall have the option with thirty (30) days prior written notice to Lease this space for the remaining term of the Lease, on the same terms and conditions as set forth in this Lease and for the same per square foot rental rate that is then in effect (subject to increase as provided herein).

    (b) Access and egress into and through the main Building lobby, into and from the Leased Premises during all banking hours.

    (c) Access to and use of the drive-through banking facilities on the east side of the Building (to be modified by Lessor in accordance with the provisions of Section 21.3(a), as well as access and egress onto, over, and out from paved parking/drive-through area, and the right to maintain two unobstructed lanes of automobiles waiting to use such facilities. Per attached EXHIBIT "D".

    (d) Use of 5 Parking spaces and Right Of First Refusal on 5 additional spaces adjacent to the Building on the east, reserved for Bank patron short-term walk-in use. Parking spaces can be changed or discontinued at any time. Rent for parking shall be $50.00 monthly per space. Further delineated on the floor plan attached here to as EXHIBIT "D".

    (e) The right to install, use, and maintain at Lessee's cost and expense, not less than one automatic teller machine on the north facing facade in the sheltered area where the prior ATM was installed and or conversion of one drive-through to an ATM at Lessee's expense, or in the building lobby if mutually agreeable to both parties.


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    The legal description of the building and property in which the Leased
Premises are located is attached hereto as EXHIBIT "A" and made a part hereof. The Leased Premises are further delineated on the Floor Plan attached hereto as EXHIBIT "B" and made a part hereof. The Additional Facilities are further delineated on the schematics attached hereto as EXHIBITS "C" AND "D".

    2. Term. Subject to Lessee's option to terminate this Lease, in accordance with the terms of Section 21.2, the term of this Lease shall be for a period of 10 years, or until sooner terminated as herein provided, commencing on January 1, 1999 and ending on December 31, 2008 (the "Lease
Term").Provided, however, that Lessee shall be entitled to enter and have access to the Leased Premises upon execution of this Lease and until the commencement date, for purposes of preparing the Leased Premises for occupancy including (without limitation) construction activity, decorating, fixturing, carpeting, and signage work.

    3. Use & Occupancy. Lessee shall use and occupy the Leased Premises only for commercial banking and for no other purpose, and Lessor hereby agrees that Lessee shall be the sole tenant on the main floor or on the Leased Premises that will be permitted under the terms of its lease to engage in the conduct of a commercial banking business. Lessee shall, at Lessee's own expense, obtain any and all licenses and permits necessary for Lessee's use of the Leased Premises. Lessee shall comply with and obey all laws, regulations, or orders of any governmental authority or agency, including but not limited to the provisions of the American with Disabilities Act, it's regulations and amendments, as well as directions of the Lessor, including building rules and regulations as changed or modified from time to time by Lessor on reasonable notice to Lessee, all of which are and will be a part of this Lease as shown on Exhibit "E". Lessee shall maintain the Leased Premises in a clean and sanitary condition; shall allow no noxious odors to emanate therefrom; shall commit no waste or damage; and shall not do or permit anything to be done in or about the Leased Premises which will in any way obstruct or interfere with the rights of any other tenants or occupants of the building or injure or annoy them. Lessor shall not be responsible to Lessee for the nonperformance by any other tenant or occupant of any of the rules and regulations hereto attached, or as amended from time to time, but agrees to take reasonable measures, including enforcement action as and when necessary, to assure such other tenants' performance.

    Lessee agrees to accept the Leased Premises in their present condition, subject to Lessor's obligations as set forth in Section 5 and to complete, perform alterations to, repair or maintain the Leased Premises. As set forth in
Section 21.3.

    4.   Rent.

         Effective January 1, 1999 to December 31, 2000, Lessee shall pay a minimum annual rent without offset or reduction for any reason whatsoever of One Hundred Thirty Five Thousand Four Hundred Thirty-Seven and 25/00ths Dollars ($135,437.25)for the Leased Premises, and such minimum annual rent shall be paid in equal monthly installments of Eleven Thousand Two Hundred


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Eighty-Six and 44/00ths Dollars ($11,286.44) in advance, on the first day of each month. In succeeding years Lessee shall pay rent as indicated below:

         TERM                  ANNUAL              MONTHLY
         ----                  ------              -------

  1/01/01 TO 12/31/02       $ 152,801.00         $ 12,733.42
  -------    --------         ----------          ----------

  1/01/03 TO 12/31/04         170,164.75           14,180.40
  -------    --------         ----------          ----------

  1/01/05 TO 12/31/06         187,528.50           15,627.38
  -------    --------         ----------          ----------

  1/01/07 TO 12/31/08         204,892.25           17,074.35
  -------    --------         ----------          ----------


         (a) If Lessor or its agent has not received the full monthly installment by the tenth (10th) day of the month in which it is due, Lessee shall also pay a late fee of seven percent (7%)of the monthly installment. Acceptance or waiver of a late fee for a particular month shall not preclude Lessor from resorting to any other available remedy for subsequent failure to make timely payments of rent. The rental payment for any fractional month of occupancy shall be prorated.

    4.1 Security Deposit. Lessee has deposited with Lessor the sum of Eleven Thousand Two Hundred Eighty-Six and 44/00ths Dollars ($11,286.44)as a security deposit, to be held by Lessor, without liability for interest, as security for the faithful performance by Lessee of all of the terms, covenants, and conditions of this Lease, and may be applied by Lessor, in whole or in part, for the payment of any past due rent or other money, damage or loss which may be sustained by Lessor because of a breach of this Lease by Lessee. In the event of any such application by Lessor, Lessee shall, upon the written demand of Lessor, forthwith remit to Lessor a sufficient amount of cash to restore the security to the original sum deposited. Said deposit shall be returned to Lessee upon termination of Lessee's occupancy hereunder, provided Lessee has complied with all of the terms, covenants and conditions of this Lease, including those relating to the condition in which the Leased Premises shall be left by Lessee. Lessee shall also be liable to Lessor for any amount in excess of such deposit reasonably required to so restore the Leased Premises to such condition or cure such default. Lessor may deliver such deposit to any purchaser or other transferee of Lessor's interest in the real estate, and thereupon Lessor shall be discharged from any further liability with respect to such deposit.

    5.   Services. During the term of this Lease:

    (a) Lessor shall, at its own cost and expense, maintain in good condition and repair the interior of the Leased Premises, including but not limited to the electrical systems, heating and air conditioning systems, sprinkler and plumbing systems, plate glass windows, doors, and overhead doors, and the vaulted ceiling and adjacent upper side walls (including the



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painted or frescoed artwork and decorative plasterwork thereon) in the main banking lobby.

    (b) Lessor shall, at its own cost and expense, maintain in good condition and repair, the roof,(including the roof area over the drive-through facility as modified), exterior walls, foundation and structural frame of the building of which the Leased Premises are a part.

    (c) Lessor shall provide snow removal and grounds keeping services, and shall maintain the common areas inside and outside the Building such as restrooms, hallways, walkways, driveway (including the drive-through facility), parking areas (including the area serving the drive-through facility) and yard.

    (d) Lessor shall furnish such heating, cooling, water and sewer utilities and services which in its sole judgment are reasonably necessary for the comfortable use and occupancy of the Leased Premises during normal business hours on all generally recognized business days, but no failure to furnish such services (except as the result of the willful neglect of Lessor), and no interruption or suspension of any such service when necessary by reason of governmental regulation, civil commotion or riot, accident or emergency, or for repairs, alterations or improvements considered desirable or necessary by Lessor shall be construed as an eviction of Lessee or work an abatement or diminution of rent or render Lessor or its agents or employees liable for damages either to person, business or property suffered by Lessee, its employees, licensees or invites by reason of any such failure, or release Lessee from any of its obligations under this Lease.

    (e) Lessee shall be responsible for its own janitorial services and maintaining vaults, drive-through equipment and include floor covering maintenance and replacement as needed throughout the term of the Lease.

    6. Liens. Lessee shall keep the Leased Premises free from any liens, including but not limited to mechanic's liens. In the event any lien attaches to the Leased Premises by virtue of an act or failure to act on the part of Lessee, Lessor shall have the right, but no obligation, to pay the amount of such lien to cause its release and such amount shall be considered additional rent to be paid to it by Lessee on demand with interest at 12% per year from the day of recording of the lien.

    7. Assignment & Subletting. Lessee shall not assign this Lease nor sublet the Leased Premises in whole or in part without Lessor's prior written consent, which shall not be unreasonably withheld.

    8. Fire and Extended Insurance Coverage. During the Lease Term, Lessor shall maintain fire and extended insurance coverage on the Leased Premises, but shall not protect Lessee's property on the Leased Premises in the event of damage, however caused.

    Lessee shall be responsible to maintain in full force and effect insurance on all of its own inventory, fixtures and equipment in the Leased



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Premises. Lessor shall have no interest in the insurance upon Lessee's inventory, equipment and fixtures and will sign all documents necessary or proper in connection with the settlement of any claim or loss by Lessee.

    Lessee, at its own expense, shall provide and keep in force with companies acceptable to Lessor public liability insurance, for the benefit of Lessor and Lessee jointly, against liability for bodily injury or death to any one person and property damage in an amount of not less than One Million Dollars ($1,000,000.00) combined single limit per occurrence, such limits to be for any greater amounts as may be reasonably indicated by circumstances from time to time existing. Lessee shall furnish Lessor with a certificate of such insurance within thirty (30) days of the commencement date of this Lease, and whenever required shall satisfy Lessor that such policy is in full force and effect. Such policy shall name Lessor as an additional insured and shall be primary and noncontributing with any insurance carried by Lessor. The policy shall further provide that it shall not be canceled or altered without twenty (20) days prior written notice to Lessor.

    9. Alterations. Except as contemplated by Section 21.4 Lessee will not make any alteration to the Leased Premises or any part thereof without first obtaining Lessor's written approval of such alteration; and Lessee agrees that any improvements made by it, save for its fixtures and equipment, shall immediately become the property of Lessor and shall remain upon the Leased Premises in the absence of agreement to the contrary. All improvements or alterations are to be made in accordance with building standards in respect to materials and fixtures. Lessee will not cut or drill into or secure any fixtures, apparatus or equipment of any kind to any part of the Leased Premises without first obtaining Lessor's written consent. Lessee shall within ten (10) days after notice from Lessor discharge any mechanic's lien for materials or labor claimed to have been furnished to the Premises on Lessee's behalf.

    10   Lessor's Non-Liability and Indemnification of Lessor.

    10.1 Non-Liability of Lessor. Lessor or its agents shall not be liable for any injury or damage to persons or property resulting from any cause whatsoever unless caused by or due to the negligence of Lessor, its agents, servants, or employees.

    10.2 Indemnification of Lessor. Lessee covenants to indemnify and save Lessor and its agents harmless from and against any and all liability, damages, expenses, fees, penalties, actions, suits, costs, claims or judgments arising from injury during the Lease Term to persons or property, within or without the Leased Premises, occasioned wholly or in part by an act or acts, omission or omissions of Lessee, its agents, servants, contractors, employees, visitors or licensees occurring on the Leased Premises.

    10.3 Non-Liability of Lessor - Damage from Adjoining Premises or Other Tenants on Demised Premises. Without limitations to Lessor's obligations under
Section 3, Lessor shall not be responsible or liable to Lessee for any loss or damage that may be occasioned by or through either the acts or omissions


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of persons occupying adjoining premises, persons occupying any part of the building adjacent to or connected with the Demised Premises, or tenants in any other part of the Building constituting part of the Leased Premises.

    Nothing in this section shall preclude Lessee from bringing any action necessary to obtain damages from either the occupants of adjoining or connected buildings, or tenants of the Building constituting part of the Leased Premises, if damages are incurred by Lessee as a result of their actions.

    10.4 Release of Lessor from Liability. Lessor shall not be liable, and Lessee waives all claims, for injury or damage to persons or property sustained by Lessee of the Building constituting part of the Leased Premises itself, resulting from (2) any accident in or about the Leased Premises, or any injury or damage resulting directly or indirectly from any such accident that is attributable to any act or negligence of Lessee or its agents, representives, customers, or invitees. Lessee also waives all claims for injury or damage to any of its property or equipment due to or caused by water, snow, frost, steam, excessive heat or cold, sewage, gas, odors noise or the bursting or leakage of pipes or plumbing fixtures.

         If any damage results from any act or negligence of Lessee, Lessee shall repair the damages within thirty (30) days or within a reasonable period if the damages cannot be repaired in a thirty (30) day period. If Lessee fails or refuses to make the repairs, Lessor may, at the option of Lessor, repair the damage, whether caused to the building or to any occupants, and Lessee shall pay to Lessor the total cost of the repairs and damages. All personal property belonging to Lessee or to any occupant that is in the building or on the demised shall be there at the risk of Lessee or the occupant only, and Lessor shall not be liable for any damage to or the theft or misappropriation of such property.

         Lessee shall indemnify Lessor for any costs including attorney's fees relating to Lessee's negligence or any other wrongful act.

    10.5 Assumption by Lessee of Liability for Accidents from Lessee's use of the Leased Premises. Lessee shall assume all liability for any injury or damages that may arise from any accident that occurs in front of the Leased Premises, or in, or about the Leased Premises in any area under the control of the Lessee or adjacent to thereto. Lessee shall indemnify Lessor against any and all claims filed by parties injured or damaged by an accident as provided in this section.

    11. Waiver of Subrogation. Lessor and Lessee agree that insurance carried by either of them against loss or damage by fire or other casualty shall contain a clause whereby the insurer waives its rights to subrogation against the other party. Upon request, each party agrees to furnish evidence of such waiver to the other party. Any release or waiver of the right of subrogation shall be effective only to the extent that the injured or damaged party is insured against such injury or damage and only if this release of


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waiver shall not adversely affect the right of the injured or damaged party to recover under such insurance policy.

    12. Rights Reserved to Lessor. Lessor reserves and shall at all times have the right to re-enter the Leased Premises in any emergency and also to inspect the same, and to alter, improve, remodel, repair, or show the Leased Premises and any portion of the real estate of which the Leased Premises are a part without abatement of rent and without incurring any liability to Lessee therefore. Lessee hereby waives as against Lessor any claim for damages for any injury or inconvenience to or interference with Lessee's business, any loss of occupancy or quiet enjoyment of the Leased Premises, and any other loss occasioned thereby.

    13. Insolvency or Bankruptcy. The appointment of a receiver to take possession of all or substantially all of the assets of Lessee, or an assignment by Lessee for the benefit of creditors or any action taken or suffered by Lessee under any insolvency, bankruptcy, or reorganization act, shall constitute a breach of this Lease by Lessee. In no event shall this Lease be assigned or assignable by operation of law or by voluntary or involuntary bankruptcy proceedings or otherwise, and in no event shall this Lease or any right or privileges hereunder be an asset of Lessee under any bankruptcy, insolvency, or reorganization proceedings. The provisions of this Section 13, however, shall be subject to the provisions of Section 14.1.

    14. Default. Subject to the provisions of Section 14.1, in the event of any breach of this Lease by Lessee, after ten days' written notice. Lessor, besides any other rights or remedies it may have by law or otherwise, shall have the immediate right of re-entry and may remove all persons and property from the Leased Premises. Such property may be removed and stored at the cost of and at the sole risk of Lessee. Should Lessor elect to re-enter as herein provided, or should Lessor take possession pursuant to legal proceedings or pursuant to any notice provided for by law, Lessor may either terminate this Lease or may, from time to time, without terminating this Lease, relet said Leased Premises or any part thereof for such term or terms (which may be for a term extending beyond the term of this Lease) and at such rental or rentals and upon such other terms and conditions as Lessor in its sole discretion may deem advisable with the right to make alterations and repairs to said Leased Premises. Termination of the Lease or eviction of Lessee by Lessor for Lessee's breech of the Lease Agreement shall not release Lessee from liability of rental payments for the balance of the term of the Lease. Upon such reletting (a) Lessee shall be immediately liable to pay to Lessor, in addition to any indebtedness other than rent due hereunder, the cost and expense of such reletting and of such alterations and repairs incurred by Lessor, and the amount, if any, by which the rent reserved in this Lease for the period of such reletting (up to but not beyond the Lease Term) exceeds the amount agreed to be paid as rent for the Leased Premises for such period of reletting; or (b) at the option of Lessor, rents received from such reletting shall be applied first to the payment of any indebtedness, other than rent due hereunder, from Lessee to Lessor; second, to the payment of any costs and expenses of such reletting and of such alterations and repairs; third, to the payment of rent due and unpaid hereunder; and the residue, if any shall be


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held by Lessor and applied in payment of future rent as the same may become due and payable hereunder.

    Should Lessor at any time terminate this Lease for any breach, in addition to any other remedy Lessor may have, Lessor may recover from Lessee all damages Lessor may incur by reason of such breach, including the cost of recovering the Leased Premises and including the rent reserved and charged in this Lease for the remainder of the stated term, all of which amounts shall be immediately due and payable, along with attorneys' fees, from Lessee to Lessor, and Lessor shall have no obligation to relet.

    14.1 Federal Deposit Insurance Corporation (FDIC) Consent, Notwithstanding any other provisions contained in this Lease, in the event (a) Lessee or its successors or assignees shall become insolvent or bankrupt, or if it or their interests under this Lease shall be levied upon or sold under execution or other legal process, or (b) the depository institution then operating on the Premises is closed, or is taken over by any depository institution supervisory authority ("Authority"), Lessor may, in either such event, terminate this Lease only with the concurrence of any Receiver or Liquidator appointed by such Authority; provided, that in the event this Lease is terminated by the Receiver or Liquidator, the maximum claim of Lessor for rent, damages, or indemnity for injury resulting from the termination, rejection, or abandonment of the unexpired Lease shall by law in no event be in an amount equal to all accrued and unpaid rent to the date of termination.

    15. Damage by Fire and Eminent Domain. If, during the Lease Term, the real estate of which the Leased Premises is a part is so damaged by fire or other casualty or a part or all of it is taken by eminent domain proceedings such that the real estate or the Leased Premises are rendered unfit for occupancy, as determined by Lessor, and Lessor gives Lessee written notice to that effect, then this Lease shall cease and terminate from the date of such damage or taking. In such case, Lessee shall pay the rent apportioned to the time of damage or taking and shall immediately surrender the Leased Premises to Lessor upon Lessor's request therefore. If, following damage to the Leased Premises for cause other than by Lessee's acts or omissions to act, Lessor gives Lessee written notice that it has determined that such damage can be repaired within ninety (90) days from the date of damage, Lessor, if it so elects, may enter and repair and this Lease shall not be affected, except that the rent shall be apportioned and suspended while such repairs are being made until the Leased Premises are again suitable for occupancy. If, however, such damage is caused by Lessee's acts or failure to act, and Lessor elects, in accordance with this Section, to repair, then Lessee's obligation to pay rent shall not be suspended, nor shall such rent be apportioned, but Lessee shall be obligated to pay the full rent reserved in accordance with the terms of this Lease during such period of repair.

    16. Surrender of Premises. At the end of the Lease Term or any renewal thereof or other sooner termination of this Lease, Lessee will peaceably deliver up to Lessor possession of the Leased Premises, together with all improvements or additions upon or belonging to the same, by whomsoever made, broom swept and in the same condition received or first installed, ordinary


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wear and tear excepted. Upon the termination of this Lease, Lessee shall at
Lessee's sole cost remove all counters, trade fixtures, office furniture and equipment installed by Lessee, unless otherwise agreed to in writing by Lessor. Lessee shall also repair any damage caused by such removal. Property not so removed shall be deemed abandoned at the termination of this Lease by Lessee and title to the same shall thereupon pass to Lessor. Lessee shall indemnify Lessor against any loss or liability resulting from delay by Lessee in so surrendering the Leased Premises including, without limitation, any claims made by any succeeding Lessee founded on such delay.

    17. Waiver. The waiver by Lessor of any term, covenant or condition herein contained shall not be deemed to be a waiver of such term, covenant, or condition or any subsequent breach of the same or any other term, covenant or condition herein contained. The subsequent acceptance of rent hereunder by Lessor shall not be deemed to be a waiver of any preceding breach by Lessee of any term, covenant, or condition of this Lease, other than failure of Lessee to pay the particular rental so accepted, regardless of Lessor's knowledge of such preceding breach at the time of acceptance of such rent.

    18. Notices. All notices and demands which may or are required to be given by either party to the other hereunder shall be in writing and shall be sent by United States certified or registered mail, postage prepaid to the addresses set out below, or to such other place as Lessor or Lessee may from time to time designate in writing.

Lessee:  Tower Financial Corporation
         Attention: President
         Address: 116 E. Berry St, Suite 100, Fort Wayne, Indiana 46802

Lessor:  Tippmann Properties, Inc., as agent for JOHN V. TIPPMANN, SR.
         Address: 9009 Coldwater Road, Fort Wayne, Indiana 46825

    19. Abandonment. If Lessee shall abandon or vacate the Leased Premises before the end of the Lease Term or any other event shall happen entitling Lessor to take possession thereof, Lessor may take possession of said Leased Premises, relet the same without such action being deemed an acceptance of a surrender of this Lease or in any way terminating Lessee's liability hereunder, and Lessee shall remain liable to pay the rent herein reserved, less the net amount actually realized from such reletting after deduction of any expenses incident to such repossessions and reletting.

    20. Holding Over. If Lessee shall retain possession of the Leased Premises with the written consent of Lessor after the expiration of the Lease Term, and rent is accepted from Lessee during such period, such occupancy and payment shall be construed as an extension of this Lease for a period from month to month only from the date of such expiration. In such event, if either Lessor or Lessee desires to terminate the Lease at the end of any month, the party desiring to terminate the same shall give the other party at least thirty (30) days written notice to that effect. Failure on the part of Lessee to give such notice shall obligate it to pay rent for an additional calendar month, following the month in which Lessee vacates the Leased



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Premises. If Lessee retains possession of the Leased Premises after the expiration of the Lease Term without the written consent of Lessor, Lessee shall pay to Lessor as liquidated damages, 1 2 the amount of monthly rent (including additional rent, if applicable) specified in this Lease for each month that Lessee retains possession of the Leased Premises or any part thereof after termination of this Lease. This provision shall not be deemed to waive Lessor's right to re-entry or any other right hereunder or at law.

    21.  Miscellaneous.

    (a)  This Lease shall be governed by the laws of the State of Indiana.

    (b) It is agreed that Lessor has not made any statement, promise, or agreement or taken upon itself any engagement whatsoever verbally or in writing in conflict with the terms of this Lease or that in any way modifies, varies, alters, enlarges, or invalidates any of its provisions and that no obligations of Lessor shall be implied in addition to the obligations herein stated.

    (c) Lessor covenants that Lessee, upon paying the rent herein provided and performing all the covenants of this Lease by it to be performed, shall have quiet possession of the Leased Premises.

    (d) Lessee warrants and represents to Lessor that Lessee has employed no broker or agent in connection with the negotiations relating to this Lease, and Lessee shall indemnify and hold harmless Lessor from and in respect of any claim, liability, or damage against or to Lessor arising from or in respect of a breach of the foregoing warranty and representation.

    (e) This Lease shall be binding upon, and shall inure to the benefit of, the respective successors and assigns of the Lessor and the Lessee.

    (f) Lessee shall be solely responsible for any and all costs involved in placing, erecting, painting or lettering any signs designating the location of its' business, whether such signs shall be in common areas of the Leased Premises,on or around the doors or entrances into the Leased Premises, on the front entrance of the Building and/or on the drive-through facility lot. Further, Lessee agrees to use signs which are consistent in size, color, type, and location with building standards and to be approved by Lessor.(which approval shall not be unreasonably withheld).

    21.1 OPTION TO RENEW Lessee shall have the option to renew this Lease for an additional 10 year term at market rate plus CPI increases annually, provided that Lessee is not in default in the performance of any of its covenants under the Lease and further provided that Lessee notifies Lessor in writing 120 days prior to the end of the original term of the Lease stating Lessee's desire to renew.

    21.2 OPTION TO CANCEL Lessee shall have the option to cancel this Lease prior to the commencement there of in the event the Bank does not receive its charter, without further obligation. However, it will abandon the improvements provided for in Section 21.4 by Lessee.



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    21.3 LESSOR ALSO AGREES TO PROVIDE THE FOLLOWING:

    (a) Improvements to drive-through windows as shown on EXHIBIT "C", consisting of two drive-through lanes operable by a single teller and with a single pass-through lane.

    (b)  Improvements if necessary to meet any building code requirements

    (c) A secure, demising wall, including all current door openings between the Leased Premises and the ground floor of the "Annex" on the West side of the Building.

    (d) Various unspecified improvements to the exterior and common areas of the Building.

    (e) Until such time as a tenant is secured to occupy the mezzanine area on the west side of the Leased Premises (the "West Mezzanine Space"). Lessor shall provide secure gated and/or otherwise locked door entries into such West Mezzanine Space (in such manner as shall be in the interest of maintaining an intrusion=resistant banking facility). Such work shall be provided by Lessor, using architectural elements consistent with the building and fire code requirements, safety regulations,and regulatory requirements. Lessor also agrees that the use of such west Mezzanine Space shall be consistent with ordinary business and professional office use.

    (f) So long as Lessor has not received a prior bona fide offer from a third party to lease the mezzanine area on the east side of the Leased Premises (the"East Mezzanine Space"). Lessee shall have the right, on five (5) business days notice to Lessor, to Lease such East Mezzanine Space, on terms and conditions as set forth in this Lease, and for same per square foot rental rate that is then in effect (subject to increase as provided herein).

    (g) Until such time as the east Mezzanine Space has been leased, in accordance with Lessee's rights under Sections 21.3(f) and Lessor shall provide secure, gated and/or otherwise locked door entries into such East Mezzanine space ( in such manner as shall be in the interest of maintaining an intrusion-resistant banking facility), Such work shall be provided by Lessor, using architectural elements consistent with Building style,materials, and decor, and which meets all applicable building fire code requirements, safety regulations,and regulatory requirements. Lessor also agrees that the use of such East Mezzanine Space shall be consistent with ordinary business and professional office use.

    21.4 LESSEE TO PROVIDE THE FOLLOWING IMPROVEMENTS:

              (A)  Re-carpet all carpeted areas of the Leased Premises
              (B)  Painting or decorating of Leased Premises as needed
              (C) Exterior signage of building, drive-through lot and facility, which shall be approved by Lessor
              (D)  Cut opening into drive-through window area.

    (a) All improvements provided by Lessee shall commence after execution of this Lease and shall be complete prior to commencement of the Lease.

    (b) Lessee will provide all of its own furniture, equipment and personal property.

    (c) Final plans and specifications are subject to approval by both parties.

    22.  MORTGAGES.

    (a) Lessee agrees, at any time and from time to time, upon request by Lessor, or the holder of any mortgage given by Lessor, to execute, acknowledge, and deliver to Lessor or to the mortgage holder, a written statement certifying:
(a) that the Lease has not been modified and is in full force and effect (or if there have been modifications, identifying them and stating that they are in full force and effect); (b) that there are no defaults under the Lease on the part of Lessor; (c) that no rent abatement or offsets are claimed by Lessee (if such is the fact); (d) the dates to which the fixed rents and other charges have been paid; and (e) such other matters as may be reasonably requested by Lessor or such other party, it being intended that any such statement delivered pursuant to this paragraph may be relied upon by any mortgage holder or any authorized assignee of Lessor or any prospective purchaser of Lessor.

    (b) Lessee further agrees, at any time and from time to time, to execute a consent to the assignment of this Lease by Lessor to its mortgagee or any proposed purchaser.

    (c) Lessee accepts this Lease subject and subordinate to any mortgage(s) now or at any time hereafter constituting a lien or charge upon the Leased Premises; provide, however, that if any mortgagee elects to have Lessee's interest in this Lease superior to any such instrument, then by notice to Lessee from such mortgagee, this Lease will be deemed superior to such lien, whether this Lease is executed before or after such mortgage. Lessee will give notice to any mortgage holder whose address shall have been furnished to it, whenever notice is given to Lessor by Lessee hereunder, and no such notice to the Lessor will be effective against the mortgage holder unless also given to such mortgage holder.

    22.1 ATTORNMENT AND NON-DISTURBANCE. In the event any mortgage shall be made superior to this Lease, the holder thereof shall agree in writing with

Lessee that the rights of Lessee to quiet enjoyment and possession under this Lease will not be terminated or disturbed by any action which any such holder may take to foreclose any such mortgage or to enforce its rights and remedies thereunder, so long as a default shall not have occurred under this Lease and no event shall have occurred which, with the passage of time or giving of notice or both, would constitute a default. Lessee in such agreement shall covenant and agree that the holder, or anyone claiming by, through or under the holder shall not be:

    (a)  Liable for any act or omission for any prior lessor (including Lessor);
         or
    (b) subject to any offsets or defenses which Lessee might have against any prior lessor (including Lessor); or
    (c) bound by any basic rent, additional rent, or other charges which Lessee might have paid for more than the current month to any prior lessor (including Lessor); or
    (d) bound by any modifications of the Lease made after Lessee receives notice of such mortgage and without the consent of such mortgage holder.

    22.2 In the event any proceedings are brought for foreclosure of the Leased Premises, or in the event of a deed in lieu of foreclosure, or in any other such similar proceeding, Lessee shall attorn to the mortgage holder or the purchaser as the Lessor under this Lease, and Lessee shall, at the request of Lessor, shall execute a document in form proper for recording, confirming such agreement to attorn.

    23. Exhibits. The following exhibits are attached to this Lease and hereby incorporated by this reference:


    Exhibit "A" - Legal Description
    Exhibit "B" - Floor Plan
    Exhibit "C" - Additional Facilities (Safe Deposit Facilities)
    Exhibit "D" - Additional Facilities (Parking/Drive-Through Banking) Exhibit "E" - Lessor's Rules

    IN WITNESS WHEREOF, the parties have executed this Indenture of Lease this 6th day of October, 1998 .





TIPPMANN PROPERTIES, INC.
Agent for JOHN V. TIPPMANN, SR.              TOWER FINANCIAL CORPORATION



By:  /s/ John V. Tippmann Sr.                By:  /s/ Donald F. Schenkel
   ---------------------------------            ------------------------------
Printed: John V. Tippmann Sr.                Printed: Donald F. Schenkel
        ----------------------------                 -------------------------
Date:    October 6, 1998                     Date:    October 6, 1998
     -------------------------------               ---------------------------
               (LESSOR)                                 (LESSEE)








STATE OF INDIANA   )
                   )SS:
COUNTY OF ALLEN    )

    Before me, the undersigned a notary public in and for said county and state, personally appeared John V. Tippmann, Sr. who acknowledged his/her execution of this Lease to be his/her official and voluntary act and deed, in the capacity shown herein.

    Subscribed and shown to before me this 6th day of October, 1998.

                                       /s/ A. Tracy Gibson
                                      ----------------------------------
                                      Notary's Signature

                                          A. Tracy Gibson
                                      ----------------------------------
                                      Notary's Name Typed or Printed

                                            Allen            September 14, 2006
                                      --------------------  --------------------
                                      County of Residence   Commission Exp. Date





STATE OF INDIANA   )
                   )SS:
COUNTY OF ALLEN    )


    Before me, the undersigned a Notary Public in and for said county and state, personally appeared Donald F. Schenkel, who acknowledged his/her execution of this Lease to be his/her official and voluntary act and deed, in the capacity shown herein.

    Subscribed and shown to before me this 6th day of October, 1998.



                                       /s/ A. Tracy Gibson
                                      ----------------------------------
                                      Notary's Signature

                                           A. Tracy Gibson
                                      ----------------------------------
                                      Notary's Name Typed or Printed

                                          Allen              September 14, 2006
                                      --------------------  --------------------
                                      County of Residence   Commission Exp. Date